Exhibit 10.5

Memorandum

Date:	September 30, 2011

To:	Dan Steimle

From:	Robin Trainor

Subject:	Employment Separation Agreement and Release

This Employment Separation Agreement and Release (“Agreement and Release”) confirms our mutual understanding regarding your rights and benefits in relation to your termination of employment with Armored AutoGroup Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present (“AAG” or the “Company”). By signing this Agreement and Release, you hereby acknowledge that these benefits are in full satisfaction of all rights to termination or severance related benefits for which you may have been eligible or may claim to be eligible under any agreement, promise or program, whether written or oral, express or implied.

Termination

You have been informed of your termination of employment from the Company. Your last day of work will be September 30, 2011 (“Last Day of Active Employment”).

Vacation Pay

After your Last Day of Active Employment you shall be paid current year accrued unused vacation pay (“Current Vacation Period”). Current year vacation pay ceases to accrue as of your Last Day of Active Employment. Your accrued unused vacation pay shall be paid in accordance with your normal pay cycle.

Severance Pay

Provided you sign and return this Agreement and Release in the form provided to you, you shall receive 6 months of base salary continuation (“Salary Continuation Period”). These salary continuation payments are hereinafter referred to as “Severance Pay.” Your Salary Continuation Period shall extend from the Last Day of Active Employment through March 31, 2012.

As a general rule, the Company will not begin the payment of your Severance Pay until after you have signed and returned this Agreement and Release in the form provided and any revocation period provided for in this agreement has expired. In such case, your Severance Pay shall commence when the duly executed Agreement and Release has been returned and any arrearages shall be paid retroactively as soon as administratively practicable. Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to continue your Severance Pay while you review this Agreement and Release; provided, however, that this payment of your Severance Pay shall in no event be construed as a waiver by the Company of the provision in the Severance Plan making Severance Pay contingent on execution of a release of claims in favor of the Company.

Provided that you have signed and returned this Agreement and Release in the form provided, in the event of your death after your Last Day of Active Employment, payment of any remaining Severance Pay owing under this Agreement and Release will be made to your estate.

All Severance Pay benefits are subject to federal, state and other applicable taxes and withholdings.

Employee Benefits

A general description of your rights to continued participation in your employee benefit plans will be provided to you with this Agreement and Release. Such description is for information purposes only and is not a part of this Agreement and Release.

Additional Consideration

In addition to the benefits described above, you shall be entitled to the following benefit(s) (“Additional Benefits”), provided you sign and return this Agreement and Release in the form provided to you:

•                  The Company is willing to enter into an assignment or sublet of your lease with Robin King for Unit 2401 at Timber Oak, at 57 Lawrence Avenue, Danbury, Connecticut (the “Premises”) and will assume all future rent payment obligations under such lease from the Last Day of Active Employment until the termination of such lease. You are and will remain responsible for all rent payment obligations and the condition of the Premises up to and including the Last Day of Active Employment. The Company deposited a security deposit in the sum of $5,600 with Ms. King under the lease for the Premises and you agree that this security deposit is to be returned to the Company, including any interest received thereon, after termination of the lease. If you should receive the security deposit, you acknowledge and agree that the Company is entitled to such security deposit and you will immediately turn over the security deposit to the Company.

•                  The Company will arrange to move your household goods from the above referenced Premises (Unit 2401 at Timber Oak, at 57 Lawrence Avenue, Danbury) and cars by a licensed household goods carrier from Danbury, Connecticut to Grant’s Pass, Oregon. The mover that Company retains will invoice Company directly for your reasonable moving expenses.

•                  You will receive a lump sum payment of $15,000 as a transition bonus upon completion of the transition of your role to the new Chief Financial Officer for the Company.

Nonqualified Stock Option Award Agreement

You were granted certain right and option (the “Option”) to purchase shares under terms and conditions set forth in your Nonqualified Stock Option Award Agreement with Armored

AutoGroup Parent Inc. effective as of February 1, 2011 (the Option Agreement”). Notwithstanding any terms governing your right and option to purchase shares under the Option Agreement, you agree to waive all right to exercise the Option and further acknowledge and agree that the Option is canceled and forfeited.

Consideration for the Release

The Severance Pay and Additional Benefits (the “Consideration”) are something of value that will be available to you only in return for your signed Agreement and Release in the form provided to you. If you choose not to sign this Agreement and Release in the form provided to you, you will not be entitled to the Consideration.

Contingencies

In order to receive the Consideration under this Agreement and Release, you must return this signed Agreement and Release, in the form provided, to Robin Trainor, no earlier than the Last Day of Active Employment. You may take up to twenty-one (21) calendar days after the Last Day of Active Employment to consider the Agreement before signing, although you may, in the exercise of your sole discretion, sign it at any time before the 21-day period expires. You must return this signed Agreement and Release no later than 22-days after the Last Day of Active Employment.

In the event that before the end of your Salary Continuation Period you (i) accept a position with the Company as an employee, or (ii) return to work at the Company as a leased employee, consultant or independent contractor, all Consideration under this Agreement and Release will terminate as of the date of your reemployment or assignment with the Company commences. In such event, all Consideration paid to you before your reemployment or assignment with the Company commences shall be considered to be valuable legal consideration to which you were not otherwise entitled and the Release of Claims and Confidentiality provisions of this Agreement and Release shall remain in effect and fully enforceable.

Subject to the preceding paragraph, your acceptance of a position with another company will generally not affect your eligibility for the Consideration under this Agreement and Release. However, the Company reserves the right to cancel your Consideration in the event that you engage in activities determined to be significantly detrimental to the Company’s interests, including, without limitation, recruiting, hiring, or soliciting (either directly or indirectly) AAG employees for employment or performance of services with a competing company, breach of any obligations under any confidentiality agreement or intellectual property agreement, making knowingly false or misleading statements about AAG or its products, officers or employees to competitors, customers, potential customers or former or current AAG employees, holding yourself out as an active AAG employee, and material breach of any of the terms of this Agreement and Release.

Release Of Claims

In exchange for the Consideration, you do hereby waive and do hereby release, knowingly and willingly, Armored AutoGroup Inc., its present and future parent companies, its predecessor companies, its past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the “AAG Group”), from any and all claims of any nature whatsoever you have arising out of your employment and/or the termination of your employment with the AAG Group, known or unknown, including but not limited to any claims you may have under federal, state or local employment, labor, or antidiscrimination laws, statutes and case law and specifically claims arising under the federal Age Discrimination in Employment Act, the Civil Rights Acts of 1866 and 1964, as amended, the Americans with Disabilities Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Labor-Management Relations Act, the Equal Pay Act and the Worker Adjustment Retraining and Notification Act, the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, the Connecticut Smokers’ Rights Law, the Connecticut Constitution, Connecticut common law and any other applicable state, county or local law, ordinance or statute including claims for attorneys’ fees, the California Fair Employment and Housing Act and applicable regulations, the California Family Rights Act, disputed claims under the California Labor Code or Wage Orders, Labor Code Section 132a and/or the California Constitution, California common law and any other applicable state, county or local law, ordinance or statute including claims for attorneys’ fees, claims based upon the Oregon Revised Statutes including Title 26, and Sections 652.140 et. seq., 659A.001 et seq., the Oregon Administrative Code, Oregon Administrative Regulations, the Oregon Constitution, and/or Oregon common law and any other applicable state, county or local law, ordinance or statute including claims for attorneys’ fees; provided, however, that this release does not apply to claims under ERISA Section 502(a)(1)(B) for benefits under AAG Group sponsored benefit plans covered under ERISA (other than claims for severance and severance related benefits), does not apply to claims arising out of obligations expressly undertaken in this Agreement and Release, and does not apply to claims arising out of any act or omission occurring after the date you sign this Agreement and Release. All claims, including contingent claims, for incentive compensation awards under any AAG Group plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims. Any rights to benefits (other than severance benefits) under AAG Group sponsored benefit plans are governed exclusively by the written plan documents.

Excluded from this Release of Claims are any claims or rights which cannot be waived by law. Also excluded from the General Release is your right to file a charge with an administrative agency or participate in any agency investigation. You are, however, waiving your right to recover money in connection with any such charge or investigation. You are also waiving your right to recover money in connection with a charge filed by any other individual or by the Equal Employment Opportunity Commission or any other federal, state or local agency.

You acknowledge and understand that you have accepted the Consideration referenced in this Agreement and Release in full satisfaction of all claims and obligations of the AAG Group to you regarding any matter or incident up to the date you execute this Agreement and Release (except to the extent expressly excepted from the terms of this Agreement and Release) and you affirmatively intend to be legally bound thereby.

You hereby agree and acknowledge that you are not entitled to receive any additional payments or benefits from the AAG Group related to your employment or termination of employment other than as expressly provided herein.

Release of Unknown Claims

For the purpose of implementing a full and complete release, you expressly acknowledge that the release given in this Agreement is intended to include, without limitation, claims that you did not know or suspect to exist in your favor at the date of your execution of this Agreement, regardless of whether the knowledge of such claims, or the facts upon which they might be based would materially have affected your execution of this Agreement; and that the consideration given under this Agreement is also for the release of those claims and contemplates the extinguishment of any such unknown claims, despite the fact that California Civil Code section 1542 may provide otherwise. You expressly waive any right or benefit available to you in any capacity under the provisions of section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO ALL CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MAY HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Cooperation and Nondisclosure

In further exchange for the Consideration you receive under this Agreement and Release, you agree to cooperate fully with the Company in any matters that have given or may give rise to a legal claim against the Company, and of which you are knowledgeable as a result of your employment with the Company. This requires you, without limitation, to (1) make yourself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for your out of pocket costs, (2) maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged communications and attorney work product, unless disclosure is expressly authorized by the Company’s legal department, and (3) notify the Company promptly of any requests to you for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information.

Non-Competition Agreement

In further exchange for the Consideration you receive under this Agreement and Release, you agree that for the entirety of your Salary Continuation Period you will not, without the written consent of AAG, directly or indirectly, engage or be interested in (without any geographic restrictions or limitations), as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise, directly or indirectly, with or without compensation, any Competing Business or assist any Competing Business.

For purposes of this Agreement, “Competing Business” shall mean any business engaged in the research, development, manufacture or sales of products or systems serving the automotive aftermarket, automotive supply retailers or mass merchandisers in any of the following product categories: (i) car care performance products, including fuel additives, oil additives, cleaners and functional fluids, and (ii) car care appearance products, including cleaners, protectants, polishes and shines for automotive interiors, exteriors, windows, wheels and tires. Without limiting the foregoing in any way, and to avoid doubt, Competing Business shall specifically include each of the following entities, brand owners (or their respective licensees) and their subsidiaries and affiliates (including any successors thereto): Lucas, Sopus, Maguire, Prestone, Eagle One, Turtle Wax and Mothers. Nothing herein, however, shall prohibit you from acquiring or holding not more than one percent (1%) of any class of publicly traded securities of any such business; provided that such securities entitle you to no more than one percent (1%) of the total outstanding votes entitled to be cast by security holders of such business in matters on which such security holders are entitled to vote.

In the event any of the foregoing covenants shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time, over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The invalidity or unenforceability of any particular provision of this Non-Competition Agreement paragraph shall not affect the other provisions hereof, which shall continue in full force and effect.

You agree that the Company’s remedies at law would be inadequate in the event of a breach or threatened breach of this Non-Competition Agreement paragraph; accordingly, the Company shall be entitled, in addition to its rights at law, to seek an injunction or other equitable relief without the need to post a bond.

The terms of this Non-Competition Agreement paragraph are to be read consistent with the terms of any other non-competition agreements that you have executed with the Company; provided, however, to the extent there is a conflict between/among such agreements, such agreements shall be construed as providing the broadest possible protections to the Company, even if such construction would require provisions of more than one such agreement to be given effect.

Confidentiality

You agree not to disclose or cause any other person to disclose to third parties, including employees of the Company, the terms of this Agreement and Release; provided, however, that you have the right to disclose the terms of this Agreement and Release to your spouse, your financial/tax advisor, your attorney, and in response to a governmental inquiry, including a governmental tax audit or a judicial subpoena, or as otherwise required by law. You understand that your breach of this confidentiality provision shall excuse the Company from performing further under this Agreement and Release. You agree that neither this Agreement and Release nor any version of this Agreement and Release shall be admissible in any forum as evidence against the Company or you except in a proceeding to challenge or enforce this Agreement and Release. This Agreement and Release does not constitute an admission of wrongdoing by either party.

You acknowledge and agree that any agreements signed by you relating to intellectual property and confidential information acquired by you as a result of your employment with the Company remain in full force and effect and place legal obligations upon you that continue beyond your employment with the Company. In further exchange for the Consideration you receive under this Agreement and Release, you agree to abide by the confidentiality, non-solicitation and intellectual property covenants set forth below with respect to knowledge acquired during your employment with the Company.

Nothing in this Agreement and Release (or any exhibit or attachment thereto) is intended to prohibit you from reporting any accounting, internal accounting control, or auditing matter to any federal regulatory agency, any federal law enforcement agency, or any Member of Congress or any committee or subcommittee of Congress. Nor is this Agreement and Release (or any exhibit or attachment thereto) intended to prohibit you from engaging in any activity protected by the Sarbanes-Oxley Act (18 U.S.C. § 1514A).

Cooperation with AAG Group.

You agree to assist and fully cooperate with the AAG Group in obtaining, maintaining, and asserting the fullest measure of legal protection, which the AAG Group elects to obtain, maintain or assert for Inventions in which it has a property right. “Inventions” includes not only inventions (whether or not patentable), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property (including, but not limited to, copyright works and mask works), whether or not any of the foregoing constitutes trade secret or other confidential information. You also agree to assist and fully cooperate with the AAG Group in defending the AAG Group against claims of violation of the intellectual property rights of others. You will be paid my reasonable expenses in assisting, and cooperating with, the AAG Group. You agree to execute any lawful document the AAG Group requests you to execute relating to obtaining, maintaining or asserting legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and you will make myself available for interviews, depositions and testimony. In the event that the AAG Group is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, you hereby irrevocably designate and appoint the AAG Group and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and on your behalf to execute and file any such application or applications, and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by you.

Non-Solicitation of AAG Group Employees.

You acknowledge that the AAG Group has invested significant time and money to recruit and retain its employees. Therefore, recognizing that in the course of your employment you have obtained valuable information about AAG Group employees, their respective talents and areas of expertise, you agree that for a period of one (1) year following termination of your employment from the Company for any reason, you will not, directly or indirectly, (i) cause any individual previously employed by the AAG Group to be employed by any person or entity other than the AAG Group unless such individual has not been employed by the AAG Group for at least 12 months, (ii) participate in any manner in the employment of any such individual by any person or entity other than the AAG Group unless such individual has not been employed by the AAG Group for at least 12 months, or (iii) in any way induce or attempt to induce such individual to leave the employment of the AAG Group.

Non-Solicitation of AAG Group Customers.

You acknowledge that the AAG Group has invested significant time and money to develop valuable, continuing relationships with existing and prospective clients and customers. Therefore, recognizing that in the course of your employment you have obtained valuable information about AAG Group customers and their requirements, you agree that, for a period of two (2) years following termination of your employment from the Company for any reason, you will not solicit or attempt to solicit, directly or indirectly, for your own account or for others, any existing clients or customers of the AAG Group with whom you had contact or of whom you became aware while employed by the Company during the two year period prior to your termination, or any prospective clients or customers of the AAG Group with whom you had contact and with whom the AAG Group took significant steps to do business during the two year period prior to your termination, for the purpose of inducing such clients or customers to cease doing business with the AAG Group or to purchase, lease or utilize products or services which are competitive with, are similar to, or which may be used as substitutes for any products or services offered by the AAG Group.

Severability; Entire Agreement; No Oral Modifications; No Waivers

Should any of the provisions of this Agreement and Release (other than the Release of Claims provision) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Agreement and Release. In such case, the parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law. This Agreement and Release constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement and Release may be amended or modified only by an agreement in writing. The failure by the Company to declare a breach or otherwise to assert its rights under this Agreement and Release shall not be construed as a waiver of any right the Company has under this Agreement and Release.

Choice of Law

This Agreement and Release shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without reference to principles of conflict of laws.

Acknowledgments and Certifications

You acknowledge and certify that you:

(a)           have read and understand all of the terms of this Agreement and Release and find that it has been written in language that you understand;

(b)           do not rely on any representation or statement, written or oral, not set forth in this Agreement and Release;

(b)           have had a reasonable period of time to consider this Agreement and Release;

(c)           are signing this Agreement and Release knowingly and voluntarily;

(d)           have been advised to consult with an attorney before signing this Agreement and Release;

(e)           have the right to consider the terms of this Agreement and Release for 21 days and if you take fewer than 21 days to review this Agreement and Release, you hereby waive any and all rights to the balance of the 21 day review period; and

(f)            have the right to revoke this Agreement and Release within 7 days after signing it, by providing written notice of revocation to your Human Resources representative by either: (a) hand-delivering the revocation to Robin Trainor; or (b) fax the revocation to Robin Trainor. In either case, you agree to keep written documentation proving that you revoked this Agreement as provided in this Paragraph, either by keeping the documents signed by a representative of the company, attesting to the delivery of the revocation, or a verification that the fax was, in fact, received by Robin Trainor. If you revoke this Agreement and Release during this 7-day period, it becomes null and void in its entirety.

THIS IS A LEGALLY ENFORCEABLE DOCUMENT.

Armored AutoGroup Inc.

/s/ Dan Steimle		By:	/s/ Robin Trainor
Dan Steimle			Robin Trainor
Vice President, Human Resources

Dated:	9-29-11	Dated:	9-29-11